Exhibit 1.1

GNC Holdings, Inc.

Class A Common Stock, $0.001 par value per share

Form of Underwriting Agreement

[    ], 2011

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

As representatives of the several Underwriters

named in Schedule I hereto (the “Representatives”)

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of GNC Holdings, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [    ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [    ] additional shares (the “Optional Shares”) of Class A common stock, par value $0.001 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1.                           (a)                      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                               A registration statement on Form S-1 (File No. 333-[      ]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement, including any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, delivered to you for each of the other Underwriters, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial

Registration Statement, including any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”;  the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the  “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)                            No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein (the “Underwriter Information”) or by a Selling Stockholder expressly for use in the preparation of the answer to Item 7 and Item 11(m) of Form S-1 with respect to such Selling Stockholder, (with respect to each such Selling Stockholder, the “Selling Stockholder Information”);

(iii)  For the purposes of this Agreement, the “Applicable Time” is [    ] p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(iv)                        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(v)                           Other than as set forth or contemplated in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, none of the Company nor any of its subsidiaries listed on Schedule IV hereto (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has sustained any material loss or material interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and other than as set forth or contemplated in the Pricing Prospectus, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving a prospective material adverse change, in or affecting the business, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole;

(vi)                        The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries;

(vii)                     The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (B) has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (C) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (A), (B) and (C), as would not reasonably be expected to have, individually or in the aggregate, a material adverse change in or affect on the business, management, financial position or results of operations of the Company and its Significant Subsidiaries, taken as a whole (a “Material Adverse Effect”); and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation;

(viii)                  The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued by the Company, are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims;

(x)                             The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is described in the Prospectus and (in the form in which it was executed) filed as an exhibit to the Registration Statement, to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, and (B) will not result in any violation of (1) the provisions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Amended and Restated Bylaws of the Company (the “Bylaws”) or (2) any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (A) and (B)(2), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or affect the validity of the Shares; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or governmental body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters;

(xi)                          Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its certificate of incorporation or bylaws (or similar organizational documents, as applicable) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for such defaults or events which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xii)                       The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material United States Federal Tax Consequences to Non-United States Stockholders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(xiii)                    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries, taken as a whole; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(xiv)                   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv)                      PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvi)                   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective based on the framework and criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xvii)                Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xviii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xix) The Company and its Significant Subsidiaries are conducting and have conducted their business, operations and facilities in material compliance with the applicable provisions of the Dietary Supplement Health and Education Act, as amended, the Federal Food, Drug and Cosmetic Act, as amended, the Federal Trade Commission Act, the Dietary Supplement and Nonprescription Consumer Protection Act, the Dietary Supplement Safety Act and any consent decrees to which the Company or any of its Significant Subsidiaries are a party. To the knowledge of the Company, there are no facts which are reasonably likely to cause (A) a field notification, field correction, safety alert, recall, or withdrawal relating to any product manufactured or sold by or for the Company or any of its Significant Subsidiaries, or (B) a change in the marketing classification or labeling on any product manufactured, marketed or sold by or for the Company or any of its Significant Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xx) The Company and its Significant Subsidiaries are in material compliance with the applicable requirements of the Federal Trade Commission (the “FTC”) rules governing franchising and applicable provisions of federal, state, local and other U.S. laws or regulations governing the business of a franchise or that are applicable to their business as presently conducted, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxi) Except as set forth or contemplated in the Pricing Prospectus, (A) the Company and its Significant Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary to conduct the businesses as described in the Pricing Prospectus (“Intellectual Property”), except where the failure to own or possess any such Intellectual Property would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that is still outstanding which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (C) the Company owns or has obtained licenses for all Intellectual Property described in the Pricing Prospectus as being owned or licensed to the Company, except to the extent that the failure to own any such Intellectual Property or obtain any such license would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxii) Except as otherwise set forth or contemplated in the Pricing Prospectus, each of the Company and its Significant Subsidiaries possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as described in the Pricing Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or its Significant Subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have any reason to believe that any such license, certificate, authorization or permit would not be renewed, except where the failure to renew any such license, certificate, authorization or permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxiii) Except as disclosed in the Pricing Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) neither the Company nor any of its Significant Subsidiaries is in violation of any applicable federal, state, local or foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) neither the Company nor any of its Significant Subsidiaries is in violation of any permits, licenses, certificates or other authorizations or approvals required of them under applicable

Environmental Laws to conduct their respective businesses; and (C) neither the Company nor any of its Significant Subsidiaries has received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants;

(xxiv) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived or satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to register such securities under the Act;

(xxv) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Pricing Prospectus, which is not so described;

(xxvi) The statistical and market-related data included in the Pricing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, where necessary, the Company has obtained the written consent to the use of such data from such sources;

(xxvii) Except (A) as set forth or described in the Pricing Prospectus or (B) as would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) the Company and its Significant Subsidiaries have filed all federal, state and local tax returns required to be filed by them, or have duly requested extensions thereof, and have paid all taxes shown as due thereon, and all such tax returns are true and correct and (2) other than tax deficiencies which the Company or any of its Significant Subsidiaries are contesting in good faith and for which the Company or its Significant Subsidiaries have provided adequate reserves in accordance with GAAP, there is no tax deficiency that has been asserted in writing against the Company or any of its Significant Subsidiaries. For purposes of this paragraph, taxes and tax deficiencies include all assessed taxes, interest and penalties;

(xxviii) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee or other person acting on behalf of the Company or any of its Significant Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift or entertainment or other unlawful expense relating to political activity; or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, including by making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxix) To the knowledge of the Company, the operations of the Company and its Significant Subsidiaries are and have been conducted in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its Significant Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its

Significant Subsidiaries with respect to the Money Laundering Laws is pending or threatened; and

(xxx) None of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee or affiliate of the Company or any of its Significant Subsidiaries is currently designated as a “Specially Designated National” or “Blocked Person” by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(b)                     Each of the Selling Stockholders severally and not jointly, as to itself, represents and warrants to, and agrees with, each of the Underwriters as follows, provided, however, with respect to any representation, warranty or agreement relating to the Power of Attorney or an Attorney-in-Fact, if a Selling Stockholder is not party to the Power of Attorney, such Selling Stockholder does not make such representations, warranties or agreements:

(i)                               All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)                            The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or (B) result in any violation of (1) the provisions of the certificate of incorporation or articles of incorporation, as applicable, or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or the operating agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or the trust agreement of such Selling Stockholder if such Selling Stockholder is a trust or (2) any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, as would not affect the validity of the Shares or impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii)                         Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)                        On or prior to the date hereof, such Selling Stockholder has executed and delivered to the Representatives a lock-up agreement substantially in the form set forth in Annex II hereto;

(v)                           Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)                        The Registration Statement and any further amendments or supplements thereto as of their applicable effective dates do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any Preliminary Prospectus or the Prospectus and any further amendments or supplements thereto did not or will not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to any statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information;

(vii)                     In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)                  Certificates in negotiable form, or security entitlements, representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to agree to the purchase price (as determined by the Company’s pricing committee) to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(ix)                          The Shares represented by the certificates or security entitlements held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; except as otherwise provided in the Custody Agreement and Power of Attorney, the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; except as otherwise provided in this Agreement, if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates or security entitlements representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(x)                             The sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Significant Subsidiaries which is not set forth in the Pricing Prospectus.

2.                           Subject to the terms and conditions herein set forth, (a)  each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[    ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [    ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Attorneys-in-Fact, or a Selling Stockholder if such Selling Stockholder does not have an Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Attorneys-in-Fact, or a Selling Stockholder if such Selling Stockholder does not have an Attorney-in-

Fact, otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                           Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                           (a) The Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”) or its designated custodian (the “Designated Office”), for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to the Representatives at least forty-eight hours in advance.  The Custodian will cause the certificates or security entitlements representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198 (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [    ], 2011 or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 A.M., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 5:00 P.M., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                           The Company agrees with each of the Underwriters:

(a)                    To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the

Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b)                   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(c)                    To use commercially reasonable efforts to furnish to the Underwriters as soon as reasonably practicable after the date of this Agreement, but no later than the second New York Business Day next succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                   To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the initial “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, without your prior written consent; provided, however, that if (A) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (B) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless (x) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of FINRA, or (y) the Representatives waive, in writing, such extension; the Company will provide the Representatives and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lockup agreements described in Sections 1(b)iv and 8(l) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f)                      During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company shall not be required to provide documents the provision of which would require public disclosure by the Company under Regulation FD; and, provided, further, that the Company may satisfy the requirements of this subsection by making such reports, communications or information generally available on its web site or by filing such information with the Commission via EDGAR;

(g)                   During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any non-confidential reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that (x) the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its web site or by filing such information with the Commission via EDGAR and (y) the Company shall not be required to provide such documents or information to the extent the provision of such documents or information would require additional public disclosure under Regulation FD as promulgated under the Exchange Act, unless otherwise disclosed in a manner reasonably designed to provide broad, non-exclusionary distribution of the information to the public;

(k)                If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b), and, at the time of filing, to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(l)                       Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned, transferred or sublicensed.

6.                           (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b)                     Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(c)                      Each Selling Stockholder severally and not jointly represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(d)                     Any free writing prospectus referred to in Section 6(a), (b) or (c) above the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) or Schedule III(b) hereto, as applicable;

(e)                      The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road shows;

(f)                        The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.                           (a) The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among the Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey up to a maximum of $7,500; (iv) all fees and expenses in connection with listing the Shares on the Exchange and the filing fees incident to, and the reasonable and incurred fees and disbursements of counsel for the Underwriters in connection with any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; [(vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show;] (viii) fees and expenses for one counsel to the Selling Stockholders; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(b)                     Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid (i) any fees and expenses of counsel for such Selling Stockholder to the extent not covered under clause (a) above and (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with clause (ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.                           The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened in writing by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                         Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                          Proskauer Rose LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form set forth in Annex III(a);

(d)                         Gerald J. Stubenhofer, Jr., Senior Vice President, Chief Legal Officer and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, substantially in the form set forth in Annex III(b);

(e)                          Hyman, Phelps & McNamara, P.C., FDA regulatory counsel of the Company, shall have furnished to you their written opinions, dated such Time of Delivery, substantially in the form set forth in Annex III(c)(i)-(ii);

(f)                            SNR Denton, FTC regulatory counsel of the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form set forth in Annex III(d);

(g)                         The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, substantially in the form set forth in Annex III(e);

(h)                         On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, substantially in the form set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(i)                             The Company and its Significant Subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries, taken as a whole (other than changes resulting from the conversion of Class B common stock into an equal number of shares of Class A common stock or the exercise or award of options to purchase Class A common stock, each of which is described in the Pricing Prospectus), or any change, or any development involving a prospective change, in or affecting the business, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)                             On or after the Applicable Time, if the Company has debt securities that are accorded a rating by any “nationally recognized statistical rating organization”, as that term is defined by the Commission under Section 3 of the Exchange Act, (i) no downgrading shall have occurred in any such rating and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;

(k)                          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l)                             The Company shall have obtained and delivered to the Representatives executed copies of the lock-up agreement from each of the stockholders identified on Annex IV hereto, substantially in the form set forth in Annex II hereto;

(m)                       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses by the second New York Business Day succeeding the date of this Agreement; and

(n)                         The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

9.                           (a)  The Company will indemnify and hold harmless each Underwriter and the Selling Stockholders against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):  (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter or Selling Stockholder for any legal or other expenses reasonably incurred and documented by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b)                     Each of the Selling Stockholders, severally and not jointly, will (i) indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)):  (x) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (y) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Selling Stockholder Information; and (ii) reimburse each Underwriter for any legal or other expenses reasonably incurred and documented by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of such Selling Stockholder pursuant to this subsection 9(b) and the contribution by such Selling Stockholder under subsection 9(e) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Stockholders) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)                      Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling

Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)):  (i) arise out of or are based on an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii)  arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred and documented by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)                     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by any Selling Stockholder pursuant to this Section 9(e) and the liability of such Selling Stockholder under Section 9(b) shall not exceed the Selling Stockholder Net Proceeds. Each Selling Stockholder’s obligations to contribute under this Section 9(e) are several and limited in the manner and to the extent set forth in Section 9(b) above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                        The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.                     (a)                      If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for them or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Selling Stockholders notify the Representatives that they have so arranged for the purchase of such Shares, the Representatives or the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Selling Stockholders, as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Selling Stockholders, as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.                     If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of any of the Selling Stockholders (each, a “Non-Delivering Selling Stockholder”) as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Non-Delivering Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13.                     In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (4th Floor); if to any Selling Stockholder shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal Officer, with a copy to Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90025, facsimile number: (310) 557-2193, attention: Philippa M. Bond; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (4th Floor). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the Underwriters to properly identify their respective clients.

14.                     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                     Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                     Each of the Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or to any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, respectively, in connection with such transaction or the process leading thereto.

17.                     This Agreement supersedes all prior agreements and understandings (whether written or oral) between either the Company or any of the Selling Stockholders, on the one hand, and the Underwriters, or any of them, on the other hand, with respect to the subject matter hereof.

18.                     THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                     Each of the Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                     Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.                     If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

23.                     Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

24.                     When this Agreement is executed by a trustee of a trust or by an Attorney-in-Fact on behalf of a trustee of a trust, such execution is by or on behalf of the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained in this Agreement shall be construed as imposing any liability on any such trustee personally for breaches of any representations or warranties made hereunder, or personally to pay any amounts required to be paid hereunder, or personally to perform any covenant, either express or implied, contained herein, all such personal liability, if any, having been expressly waived by the parties by their execution hereof. Any liability of a trust, trustee or Selling Stockholder hereunder shall not be a personal liability of any trustee, grantor or beneficiary thereof, and any recourse against a trustee shall be solely against the assets of the pertinent trust.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

GNC Holdings, Inc.

By:
Name:
Title:

Selling Stockholders

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders who appointed Joseph M. Fortunato, Michael M. Nuzzo and Gerald J. Stubenhofer Jr., and each of them, as Attorneys-in-Fact as indicated in Schedule II to this Agreement

Ares Corporate Opportunities Fund II, L.P.

By:
Name:
Title:

Ontario Teachers’ Pension Plan Board

By:
Name:
Title:

Accepted as of the date hereof

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

J.P. Morgan Securities LLC

By:
Name:
Title:

  On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
William Blair & Company, L.L.C.
BMO Capital Markets Corp.

Total	20,000,000	3,000,000

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised

The Company

The Selling Stockholder(s):
[Name of Selling Stockholder](a)
[Name of Selling Stockholder](b)
[Name of Selling Stockholder](c)
[Name of Selling Stockholder](d)
[Name of Selling Stockholder](e)

Total	20,000,000	3,000,000

(a)       This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b)       This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(c)       This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(d)       This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(e)       This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a)                                  Issuer Free Writing Prospectuses:

(b)                                 Free Writing Prospectuses, other than Issuer Free Writing Prospectuses listed in (a):

Annex II

Form of lock-up agreement

As an inducement to the Underwriters (as defined herein) to execute the underwriting agreement (the “Underwriting Agreement”) proposed to be entered into among GNC Holdings, Inc. (the “Company”), the selling stockholders named therein and Goldman Sachs & Co. and J.P. Morgan Securities LLC (collectively the “Representatives”) as the representatives of the underwriters named therein (the “Underwriters”), pursuant to which an offering will be made of the Class A common stock, par value $0.001 per share (the “Stock”), of the Company, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of,  directly or indirectly, any shares of Stock, any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the Representatives’ prior written consent. For the avoidance of doubt, the foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Stock even if such Stock would be disposed of by someone other than the undersigned.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement (this “Agreement”) and continue and include the date 90 days after the date of the final prospectus used to sell the Stock pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event relating to the Company or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless (x) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of FINRA or (y) the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous sentence to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this Agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Stock received upon exercise of options or other convertible securities granted to the undersigned will also be subject to this Agreement, provided, however, that in no event will this Agreement apply to (i) Stock to be sold by the undersigned as part of the offering described above pursuant to the Underwriting Agreement; (ii) any transfers of Stock for the purpose of satisfying the exercise price and/or tax withholding obligations upon exercise of stock options outstanding on the date of this Agreement (which, for the avoidance of doubt, shall not include “cashless” exercise programs involving a broker or other third party), provided, that any disclosure of such transfer shall specify that such transfer is for the purpose of net share settlement; (iii) the exercise of any option or warrant outstanding on the date hereof to acquire Stock or conversion of any convertible security outstanding on the date hereof into Stock; (iv) the sale of any shares of Stock or other securities convertible into or exchangeable for, or that represent the right to receive, Stock acquired in this offering or in open market transactions after the completion of this offering; provided, that no filing under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with any such transaction; (v) the pledge of shares of Stock; or (vi) if the undersigned is an executive officer of the Company and his or her terms of employment so provide as of the date of this Agreement, transfers to the Company upon his or her death or disability or termination of his or her employment; provided that in the case of (iii), (v) or (vi), prior to the receipt of such Stock or such other securities, the holder, recipient, transferee or pledgee, as the case may be, other than the Company in the case of termination under clause (vi), agrees to be bound in writing by the terms of this Agreement.

In addition, the transfer restrictions described in this Agreement will not apply to transfers or distributions: (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or any family member (which for purposes of this agreement shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) of the undersigned, or in the case of such a trust, to any beneficiaries of the trust, (iii) to any family member of the undersigned or (iv) by will or intestate succession; provided, that each donee, transferee or distributee agrees to be bound in writing by the terms of this Agreement prior to such donation, transfer or distribution, that such donation, transfer or distribution shall not involve a disposition for value, and that no filing by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act shall be required by such donation, transfer or distribution or shall be voluntarily made in connection with such donation, transfer or distribution (other than (1) a filing on a Form 5 made after the expiration of the Lock-Up Period or (2) an amendment to a Schedule 13D or Schedule 13G that is required to be filed by a group of which the undersigned is part and that only discloses a transaction described in this paragraph).  The undersigned shall provide 3 business days notice to the Representatives prior to effecting a transaction permitted by this paragraph that triggers the filing of an amendment to a Schedule 13D or Schedule 13G, and such notice shall specify the expected date of the filing of the amendment to Schedule 13D or Schedule 13G, as applicable.

In addition, if the undersigned is not a natural person, the transfer restrictions described in this Agreement will not apply to transfers or distributions to limited partners, members and stockholders of the undersigned, or to any corporation, partnership or other business entity that is an affiliate of the undersigned; provided, that the transferee or distributee agrees to be bound in writing by the terms of this Agreement prior to such transfer or distribution, that such transfer or distribution shall not involve a disposition for value, and that no filing by any party (transferor, transferee, distributor or distributee) under the Exchange Act shall be required by such transfer or distribution or shall be voluntarily made in connection with such transfer or distribution (other than (1) a filing on a Form 5 made after the expiration of the Lock-Up Period or (2) an amendment to a Schedule 13D or Schedule 13G that is required to be filed by a group of which the undersigned is part and that only discloses a transaction described in this paragraph).  The undersigned shall provide 3 business days notice to the Representatives prior to effecting a transaction permitted by this paragraph that triggers the filing of an amendment to a Schedule 13D or Schedule 13G, and such notice shall specify the expected date of the filing of the amendment to Schedule 13D or Schedule 13G, as applicable.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Stock if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Offering Date shall not have occurred on or December 15, 2011.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.